UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 10, 2014 (July 3, 2014)

AFFINION GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-173105	16-1732155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 High Ridge Park

Stamford, CT 06905

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

AFFINION GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-133895	16-1732152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 High Ridge Park

Stamford, CT 06905

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) & (e)

As previously disclosed on Current Report on Form 8-K filed on February 26, 2014 by Affinion Group, Inc. (“Affinion”) and Affinion Group Holdings, Inc., the parent of Affinion (“Affinion Holdings” and, together with Affinion, the “Company”), Steven E. Upshaw ceased serving as the Company’s Chief Executive Officer of Global Engagement Solutions and President of Affinion, effective March 1, 2014. Following a period of transition, the Company announced that Mr. Upshaw’s employment with the Company has terminated, effective as of July 4, 2014. Mr. Upshaw entered into an agreement and general release, dated as of July 3, 2014 (the “Separation Agreement”), with the Company in connection with his termination of employment. Under the Separation Agreement, in addition to the payments and benefits to which Mr. Upshaw is entitled under his existing employment agreement and equity award agreements in connection with his termination of employment, the Company will pay Mr. Upshaw an amount equal to $420,000 within 30 days following December 31, 2014, which represents the cash value of restricted stock units previously granted to Mr. Upshaw that were scheduled to vest on December 31, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINION GROUP HOLDINGS, INC.

Date: July 10, 2014	By:	/s/ Gregory Miller
		Name:	Gregory Miller
		Title:	Executive Vice President and Chief Financial Officer

AFFINION GROUP, INC.

Date: July 10, 2014	By:	/s/ Gregory Miller
		Name:	Gregory Miller
		Title:	Executive Vice President and Chief Financial Officer